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            LEGG MASON PARTNERS CAPITAL FUND, INC.

                   CERTIFICATE OF CORRECTION


THIS IS TO CERTIFY THAT:

           FIRST:    The title of the document being corrected
is Certificate of Notice (the "Certificate").

           SECOND:   The sole party to the Certificate is Legg
Mason Partners Capital Fund, Inc., a Maryland corporation (the
"Corporation").

           THIRD:    The Certificate was filed with the  State
Department of Assessments and Taxation of Maryland ("SDAT") on
November 30, 2006.

           FOURTH:   The provision of the Certificate which is
to be corrected and as previously filed with SDAT is set forth below:

             SECOND:    Pursuant to resolutions adopted
       by the Board of Directors of the Corporation, the Class Y shares of stock of the Corporation shall be deemed to have converted into the Class O shares of stock of the Corporation on December 1, 2006, at 9:00 a.m.

          FIFTH:     The  provision  of  the  Certificate   as
corrected hereby is set forth below:

             SECOND:    Pursuant to resolutions adopted
       by the Board of Directors of the Corporation, the Class I shares of stock of the Corporation shall be deemed to have converted into the Class O shares of stock of the Corporation on December 1, 2006, at 9:00 a.m.

           SIXTH: The undersigned Chairman, President and Chief Executive Officer of the Corporation acknowledges this Certificate to be the corporate act of the Corporation and states that, to the best of his knowledge, information and belief, the matters and facts set forth in this Certificate with respect to authorization and approval are true in all material respects and that this statement is made under penalties for perjury.


           IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed in its name and on its behalf by its Chairman, President and Chief Executive Officer and attested by its Assistant Secretary this 1st day of December, 2006.

ATTEST:                       LEGG MASON PARTNERS CAPITAL
FUND, INC.



_____________________________
By:_____________________________
Barbara J. Allen                        R. Jay Gerken
Assistant  Secretary                      Chairman,  President
and Chief
                                   Executive Officer